UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global X Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

410 Park Avenue, 4th Floor New York, NY	10022

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Global X Brazil Mid Cap ETF Global X Brazil Consumer ETF Global X Brazil Financials ETF	NYSE Arca, Inc. NYSE Arca, Inc. NYSE Arca, Inc.	27-2627724 27-2628892 27-2628033

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:   333-151713

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment No. 11 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on June 16, 2010 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-151713 and Investment Company Act file number 811-22209). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

2. Registrant’s Amended and Restated Schedule A to the Declaration of Trust dated December 5, 2008, incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Post-Effective Amendment No. 2 to the registration statement on Form N-1A filed January 20, 2009 (File Nos. 333-151713; 811-22209).

3. Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Pre-Effective Amendment to the registration statement on Form N-1A filed June 17, 2008 (File Nos. 333-151713; 811-22209).

4. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

5. Registrant’s Amended and Restated Schedule A to the Declaration of Trust dated June 9, 2010, incorporated herein by reference to Exhibit (a)(6) to the Registrant’s Post-Effective Amendment No. 11 to the registration statement on Form N-1A filed June 16, 2010 (File Nos. 333-151713; 811-22209).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 18, 2010	GLOBAL X FUNDS

By: /s/ Bruno del Ama
Bruno del Ama
President